UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010

Investors Capital Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Delaware	333-43664	04-3284631
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

230 Broadway East
Lynnfield, MA 01940
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (800) 949-1422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] (Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] (Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] (Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] (Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 1, 2010 the Registrant issued a news release, a copy of which is set forth in Exhibit 2.02 hereto, announcing financial results for the Registrant for the fiscal year ended March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                     Investors Capital Holdings, Ltd.

                                                                                     By /s/ Timothy B. Murphy
                                                                                          Timothy B. Murphy, Chief Executive Officer

Date: July 1, 2010

Exhibit 2.02

From Investors Capital Corporation NEWS RELEASE Contact: Robert Foney, Chief Marketing Officer 781.477.4814 rfoney@investorscapital.com www.investorscapital.com

Investors Capital Posts Net Profit for FY 2010

Prudent expense management and focus on quality advisors results in profits; New advisor average GDC tops $250k

Lynnfield, Mass. (July 1, 2010) - Investors Capital Holdings, Ltd. (NYSE Amex: ICH), a financial services holding company, posted annual net income of $0.32 million for the fiscal year (FY) ended March 31, 2010 compared to a net loss of $1.83 million for the prior period (FY 2009).

Adjusted EBITDA was $1.48 million for FY 2010 compared to a negative $0.26 million in FY 2009. Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization), described below, is a key metric utilized by the firm in evaluating its financial performance.

The turnaround, achieved despite a market-driven 3.0% decline in overall revenue, was aided by a 6.4% increase in advisory revenue and a 21.4% decrease in operating expenses from the implementation of cost cutting initiatives.

The rise in the Company's advisory revenues reflects an increase in assets under management, surpassing the $1 billion level in FY 2010 due to rising markets, improved managed portfolio performance, and additional investor contributions. Advisory services are delivered through Investors Capital Advisory Services (ICAS), the investment advisory division of Investors Capital Corporation (ICC), ICH's wholly-owned broker-dealer and registered investment advisor subsidiary.

The Company reduced its operating expenses by 21.4% for FY 2010, including a 40.3% decline in advertising and communications expense, a 39.2% decrease in regulatory, legal and professional expenses, and a 12.3% drop in compensation and benefits. These reductions enabled the Company to post operating income of $0.86 million in FY 2010 compared to an operating loss of $2.17 million in FY 2009.

Investors Capital continues to benefit from improving overall quality of its registered representatives, a key component of its strategy for achieving growth in revenues and net income.

The firm strives continually to improve the quality of its representatives by helping them grow their practices, terminating representatives with low-production or quality of services, and recruiting more established, higher-quality representatives. Assisted by these efforts, the firm's average revenue per representative rose to $137,961 for FY 2010, an increase of 12.1% compared to FY 2009.

An even more encouraging trend relates to newly recruited advisors. New representatives joining Investors Capital from other broker/dealers in FY 2010 had an average trailing 12-month gross production of $254,052, compared with $247,742 for FY 2009, and $217,717 for FY 2008, a testament to the firm's increased brand awareness and recruiting success.

Investors Capital's net capital position was a healthy $3.39 million at March 31, 2010 (an excess of $2.91 million) versus $1.94 million (an excess of $1.41 million) a year earlier. The firm's net capital ratio improved to 2.13:1 for FY 2010 compared to 4.10:1 for FY 2009. The SEC Uniform Net Capital Rule (Rule 15c3-1) requires that ICC maintain net capital of $100,000 and a ratio of specified aggregate indebtedness to net capital (a "net capital ratio") not to exceed 15 to 1.

"When I look around at the current environment we're in, there are many lessons to be learned," said Timothy B. Murphy, President and CEO of Investors Capital Holdings, Ltd. "We see net capital violations and firms growing too fast by sacrificing quality for quantity. Our strategy of controlled growth, prudent management of expenses, and long-term vision to maximize operational efficiency has enabled us to thrive during the recent market disruption."

"If we continue to do what we do best, live our brand, and provide our representatives with 5-star service every day, we put ourselves in the best possible position to recruit higher-end advisors and drive consistent growth for many years to come," Mr. Murphy added.

About Investors Capital Holdings, Ltd.:

Investors Capital Holdings, Ltd. (NYSE Amex: ICH) of Lynnfield, Massachusetts is a financial services holding company that operates primarily through its independent broker/dealer and investment advisor subsidiary, Investors Capital Corporation. Our mission is to provide premier, concierge-level service and support to our valued registered representatives, including advisory programs, strategic practice management and marketing services, and technology, to help them grow their businesses and exceed their clients' expectations. Business units include Investors Capital Corporation, ICC Insurance Agency, Inc., and Investors Capital Holdings Securities Corporation. For more information, please call (800) 949-1422 x4814 or visit www.investorscapital.com.

Certain statements contained in this press release that are not historical fact may be deemed to be forward-looking statements under federal securities laws. There are many factors that could cause our future actual results to differ materially from those suggested by or forecast in the forward-looking statements. Such factors include, but are not limited to, general economic conditions, interest rate fluctuations, regulatory changes affecting the financial services industry, competitive factors effecting demand for our services, availability of funding, and other risks including those identified in the Company's Securities and Exchange Commission filings.

Investors Capital Holdings, Ltd., 230 Broadway, Lynnfield, Massachusetts 01940, Distributor.

# # #

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2010	2009
Assets
Current Assets
Cash and cash equivalents	$ 5,812,865	$ 6,151,613
Deposit with clearing organization, restricted	175,000	175,000
Accounts receivable	6,042,188	5,198,575
Accounts receivable - Fidelity Bond	-	956,223
Note receivable	140,598	8,674
Loans receivable from registered representatives (current), net of allowance	769,263	737,571
Prepaid income taxes	559,007	295,608
Securities owned, at fair value	57,933	85,436
Investments	50,000
Prepaid expenses	957,674	858,679
	14,564,528	14,467,379
Property and equipment, net	774,182	950,620

Long Term Investments
Loans receivable from registered representatives	292,884	129,358
Note receivable	595,000	747,617
Investments	184,319	127,143
Non-qualified deferred compensation investment	929,897	533,665
Cash surrender value life insurance policies	551,398	406,089
	2,553,498	1,943,872
Other Assets
Other assets	25,069	44,511
Deferred tax asset, net	838,773	1,097,952
Deferred tax asset, net	138,497	-
	1,002,339	1,142,463

TOTAL ASSETS	$ 18,894,547	$ 18,504,334

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$ 817,761	$ 2,029,286
Accrued expenses	2,358,656	2,347,761
Commissions payable	3,488,415	2,860,093
Notes payable	1,130,922	1,044,805
Unearned revenues	101,931	94,259
Securities sold, not yet purchased, at fair value	5,693	7,056
	7,903,378	8,383,260
Long-Term Liabilities
Non-qualified deferred compensation plan	793,735	541,993
	793,735	541,993
Total liabilities	8,697,113	8,925,253

Commitments and contingencies (Note 15
Stockholders' Equity:
Common stock, $.01 par value, 10,000,000 shares authorized;
6,595,804 issued and 6,591,919 outstanding at March 31, 2010;
6,570,177 issued and 6,566,292 outstanding at March 31, 2009	65,958	65,702
Additional paid-in capital	12,095,862	11,852,467
Accumulated deficit	(1,964,084)	(2,285,622)
Less: Treasury stock, 3,885 shares at cost	(30,135)	(30,135)
Accumulated other comprehensive income	29,833	(23,331)
Total stockholders' equity	10,197,434	9,579,081
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 18,894,547	$ 18,504,334

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	YEARS ENDED
	March 31,
	2010	2009
Revenues:
Commission	$ 64,997,188	$ 68,219,314
Advisory fees	11,798,894	11,090,508
Other fee income	1,013,718	804,877
Marketing revenue	995,767	981,100
Other income	382,370	511,589
Total revenue	79,187,937	81,607,388

Commission and advisory fees	64,045,046	65,609,588

Gross profit	15,142,891	15,997,800

Operating expenses:

Advertisement and marketing	744,933	1,279,756
Communications	653,393	1,060,641
Selling expenses	1,398,326	2,340,397

Compensation and benefits	8,007,675	9,135,686
Regulatory, legal and professional	2,312,812	3,805,231
Occupancy	853,548	1,032,914
Other administrative expenses	1,687,644	1,815,393
Interest expense	26,213	36,845
Administrative expenses	12,887,892	15,826,069

Total operating expenses	14,286,218	18,166,466

Operating income (loss) before income taxes	856,673	(2,168,666)

Provision (benefit) for income taxes	535,135	(338,667)

Net income (loss)	$ 321,538	$ (1,829,999)

Earnings (loss) per common share
Basic earnings (loss) per common share:	$ 0.05	$ (0.29)
Diluted earnings per common share:	$ 0.05	N/A

Dividends per common share:
Basic earnings per common share	$ -	$ -
Diluted earnings per common share	$ -	$ -

Share data
Weighted average shares used in basic earnings per
common share calculations	6,503,476	6,415,385
Plus:Incremental shares from assumed exercise of
stock options	257,943	389,604
Weighted average shares used in diluted earnings per
common share calculations	6,761,419	6,804,989

Adjusted EBITDA

Earnings before interest, taxes, depreciation and amortization ("EBITDA"), as adjusted by eliminating other non-cash expense, gains or losses on sales of assets, and various non-recurring items ("adjusted EBITDA"), is a key metric we use in evaluating our financial performance. Adjusted EBITDA eliminates items that we believe are not part of our core operations, are non-recurring items of revenue or expense, or do not involve a cash outlay, such as stock-related compensation. We consider adjusted EBITDA important in monitoring and evaluating our financial performance on a consistent basis across various periods. We also use adjusted EBITDA as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions.

Adjusted EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, important GAAP financial measures including pre-tax income, net income and cash flows from operating activities. Items excluded from adjusted EBITDA are significant and necessary components to the operations of our business; therefore, adjusted EBITDA should only be used as a supplemental measure of our operating performance.

Adjusted EBITDA may be reconciled with net income (loss) as follows:

	Years Ended March 31,
	2010	2009

Adjusted EBITDA:	$ 1,475,538	$ (261,102)

Adjustments to GAAP Net income (loss):
Income tax benefit	(535,135)	351,658
Interest expense	(26,213)	(36,845)
Income tax expense	-	(12,991)
Depreciation	(349,001)	(386,625)
Non-cash compensation	(243,651)	(844,702)
Non-recurring professional fees to
evaluate strategic business opportunities	-	(639,392)

Net income (loss)	$ 321,538	$ (1,829,999)